UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2023 (July 26, 2023)

Chenghe Acquisition Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41366	98-1598077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore	189767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	CHEAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHEA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CHEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 26, 2023, Chenghe Acquisition Co. (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”), at which, holders of 11,713,921 of the Company’s ordinary shares, which represented approximately 81.49% of the ordinary shares issued and outstanding and entitled to vote as of the record date of July 3, 2023, were represented in person or by proxy.

At the Extraordinary Meeting, the shareholders approved (1) the proposal to amend the Company’s amended and restated memorandum and articles of association (the “MAA”) to extend the date (the “Termination Date”) by which the Company must (i) consummate a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company with one or more businesses, which we refer to as a “business combination,” or (ii) cease its operations except for the purpose of winding up if it fails to complete such business combination and redeem or repurchase 100% of the Company’s Class A ordinary shares included as part of the units sold in the Company’s initial public offering that was consummated on May 2, 2022, for three months, from August 2, 2023 to November 2, 2023, for a deposit for the three-month period of, the lesser of (a) $300,000 and (b) $0.075 for each Class A ordinary share not redeemed as of August 2, 2023, and to allow the Company, without the need for any further approval of the Company’s shareholders, by resolutions of the board of directors of the Company, to elect to further extend the Termination Date, up to six times, each by an additional month, for an aggregate of six additional months beyond November 2, 2023, until up to May 2, 2024, for a deposit, for each monthly extension after November 2, 2023, of the lesser of (a) $100,000 and (b) $0.025 for each Class A ordinary share not redeemed as of August 2, 2023 (such proposal, the “Extension Amendment Proposal”) and (2) the proposal to amend the MAA to provide for the right of a holder of the Company’s Class B ordinary shares to convert such shares into the Company’s Class A ordinary shares on a one-for-one basis at any time before or concurrently with or immediately following the consummation of the Company’s business combination at the election of the holder (such proposal, the “Founder Share Amendment Proposal”). A copy of the amendment to our MAA is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

1.	The Extension Amendment Proposal. The Extension Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
10,589,256	1,124,665	0

2.	The Founder Share Amendment Proposal. The Founder Share Amendment Proposal was approved. The final voting tabulation for this proposal was as follows:

FOR	AGAINST	ABSTAIN
10,589,256	1,124,665	0

In connection with the vote to approve the Extension Amendment Proposal, the holders of 3,062,319 Class A ordinary shares elected to redeem their shares for cash at a redemption price of approximately $10.70 per share, for an aggregate redemption amount of approximately $32,772,628.17, leaving approximately $90,299,208.49 in the Trust Account.

The proposal to adjourn the Extraordinary Meeting to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies in the event that there were insufficient votes to approve the Extension Amendment Proposal or the Founder Share Amendment Proposal, (ii) if the holders of the Class A ordinary shares have elected to redeem an amount of shares in connection with the Extension Amendment Proposal such that the Company would not adhere to the continued listing requirements of the Nasdaq Stock Market LLC or (iii) if the Company determines that it is not necessary or no longer desirable to proceed with the other proposals, was not presented at the Extraordinary Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Amended and Restated Memorandum and Articles of Association of Chenghe Acquisition Co.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition Co.

By:	/s/ Shibin Wang
Name:	Shibin Wang
Title:	Chief Executive Officer

Date: July 31, 2023